EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SecureAlert, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Guy Dubois, the Acting Principal Executive Officer, and John R. Merrill, Chief Financial Officer, Principal Financial Officer, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Guy Dubois
Guy Dubois
Member, Executive Committee, Acting Principal Executive Officer December 17, 2014

By:	/s/ John R. Merrill
John R. Merrill
Chief Financial Officer December 17, 2014